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                                                                   EXHIBIT 99(a)



[AVISTA CORP. LOGO]

                                                                    NEWS RELEASE
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CONTACT:    Media:  Patrick Lynch (509) 495-4246  pat.lynch@avistacorp.com
            Investors: Angela Teed (509) 495-2930  angela.teed@avistacorp.com



                                                           FOR RELEASE:
                                                           September 11, 2002
                                                           4:15 p.m. EDT

             AVISTA NAMES MALYN K. MALQUIST AS SENIOR VICE PRESIDENT MALQUIST TO SUCCEED SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
     JON ELIASSEN WHO WILL BE CONCLUDING A 33-YEAR CAREER WITH AVISTA CORP.

SPOKANE, WASH.: Avista Corp. (NYSE:AVA) today announced that Malyn K. Malquist will join the company as senior vice president later this month.

        Malquist will be succeeding Avista Senior Vice President and Chief Financial Officer Jon E. Eliassen, who plans to retire from the company in April 2003, as announced last January. Malquist is expected to be named chief financial officer at the November 2002 meeting of the company's board of directors.

        Malquist is a long-time industry executive and respected professional with 24 years of experience in the utility sector in the western United States. Malquist worked for 16 years at San Diego Gas and Electric in various capacities, including vice president of finance and treasurer. From 1994 to 2000, Malquist held various positions at Sierra Pacific Resources, including chief financial officer, chief executive officer and chairman of the board of directors.

        Malquist comes to Avista Corp. from Truckee Meadows Water Authority where he currently holds the position of general manager. He is a graduate of Brigham Young University where he also earned his master's degree in business administration.

        Throughout his career, Malquist has held leadership positions in a variety of civic and industry organizations including Edison Electric Institute, Pacific Coast Gas Association, United Way, Boy Scouts of America, Rotary Club and the University of Nevada, Reno Foundation.


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PAGE 2  AVISTA NAMES MALYN K. MALQUIST AS SENIOR VICE PRESIDENT


        "Malyn will be an excellent addition to Avista's leadership team. His distinguished track record in the utility business sector and his impressive background in finance and management will be of tremendous value to Avista," said Gary G. Ely, Avista Corp. board chairman, president and chief executive officer. "He will play an important role as we continue to strengthen our company's financial position.

        "We are pleased to name Jon's successor. This will allow us to proceed with the leadership transition in an orderly manner. We expect Jon to continue in his role as CFO through the end of the third quarter and to certify our third quarter financials. Jon has been an invaluable member of our leadership team, and we are grateful to him for his years of dedicated service. He will continue to keep a busy schedule, including leadership positions in numerous professional and community organizations," said Ely.

        Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is a company operating division that provides electric and natural gas service to customers in four western states. Avista's non-regulated affiliates include Avista Advantage, Avista Labs and Avista Energy. Avista Corp.'s stock is traded under the ticker symbol "AVA" and its Internet address is www.avistacorp.com

        Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

      This news release contains forward-looking statements regarding the company's current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2001 and Form 10-Q for the quarter ended March 31 and June 30, 2002.